UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 8, 2012, MRC Global Inc. (the “Company”) and PVF Holdings LLC, the Company’s majority stockholder (the “Selling Stockholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Barclays Capital Inc. as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, PVF Holdings LLC sold 23,000,000 shares of the Company’s common stock to the Underwriters (including 3,000,000 shares issued upon the exercise of the Underwriters’ option to purchase additional shares) who resold them to the public. The Underwriting Agreement contained customary representations, warranties and agreements of the parties. The Company and PVF Holdings LLC agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company and the Selling Stockholder, for which they received or will receive customary fees and expenses. For instance, affiliates of Goldman, Sachs & Co., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Raymond James & Associates are lenders under the Company’s Global ABL Facility, and affiliates of Goldman, Sachs & Co. are lenders under the Company’s Term Loan. Each of the Underwriters other than KeyBanc Capital Markets Inc. served as underwriters in the Company’s initial public offering in April 2012.

As of September 30, 2012, certain affiliates of Goldman, Sachs & Co. owned, directly or indirectly 78,532,208 shares of the Company’s common stock, representing approximately 77.4% of the shares of the Company’s common stock then issued and outstanding. Certain affiliates of Goldman, Sachs & Co. sold 23,000,000 shares of the Company’s common stock in the offering contemplated by the Underwriting Agreement. After giving effect to such offering (based on share ownership as of September 30, 2012), certain affiliates of Goldman, Sachs & Co. will own, directly or indirectly, 55,532,208 shares of the Company’s common stock, representing approximately 54.7% of the shares of the Company’s common stock issued and outstanding. These shares do not include shares acquired by Goldman, Sachs & Co. in market-making transactions. Additionally, Henry Cornell and John F. Daly, two of the Company’s twelve directors, are managing directors of Goldman, Sachs & Co., and Christopher A.S. Crampton, also one of the Company’s directors, is a vice president at Goldman, Sachs & Co.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated as of November 8, 2012, by and among MRC Global Inc., PVF Holdings LLC and Goldman, Sachs & Co. and Barclays Capital Inc. as representatives of the several underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2012

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 8, 2012, by and among MRC Global Inc., PVF Holdings LLC and Goldman, Sachs & Co. and Barclays Capital Inc. as representatives of the several underwriters

4